UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 3, 2017

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33‑0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 AVX Boulevard
Fountain Inn, South Carolina		29644
(Address of principal executive offices)		(Zip Code)

(864) 967-2150
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2017, AVX Corporation (the “Company”) was notified of Mr. Tetsuo Kuba’s intent to retire and resign as a member of the board of directors of the Company, effective as of the Company’s next annual meeting of shareholders, which is scheduled to be held in August 2017 (the “2017 Annual Meeting”).  Mr. Kuba has been a member of the Board since 2009, serves on the Board’s Compensation and Executive Committees and is Chairman of Kyocera Corporation. Also on March 3, 2017, the Company was notified that Mr. Tatsumi Maeda would retire from the Board and not stand for re-election at the 2017 Annual Meeting.  Mr. Maeda has been a member of the Company’s board of directors since 2009.  Their resignations are not the result of any disagreement with the Company.

The Company’s Board of Directors will nominate Mr. Hideo Tanimoto and Mr. Hiroshi Fure to fill the vacancies created by Mr. Kuba’s resignation and Mr. Maeda’s decision not to stand for re-election.  Mr. Tanimoto will be nominated to serve as a Class I director, with a term expiring at the 2019 annual meeting of shareholders, and Mr. Fure will be nominated to serve as a Class III director, with a term expiring at the 2020 annual meeting of shareholders.  Information about the Company’s nominees will be provided in the proxy statement to be filed in connection with the 2017 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 7, 2017

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Executive Vice President,
Chief Financial Officer
and Treasurer